UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DXLG	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2019, Destination XL Group, Inc. (the “Company”) amended its credit facility with Bank of America, N.A, as amended (the “Credit Agreement”) by executing the Waiver and Second Amendment to Seventh Amended and Restated Credit Agreement (the “Second Amendment”).

The Second Amendment amends, among other things:

•

the Applicable Margins for the Company’s first-in, last-out term loan facility (“FILO Facility”) to increase temporarily the Applicable Margins by 50 basis points effective as of this Second Amendment until May 24, 2021, at which time the Applicable Margins will revert back to the Applicable Margins for the remainder of the FILO Facility term;

•

the FILO Advance Rates to extend the applicable advance rates by approximately a year.  As such, the 10% FILO Advance Rate is effective through May 24, 2020, then it will decrease to 7.5% through May 24, 2021 and then to 5% for the remainder of the FILO Facility term;

•

the FILO IP Advance Rate to extend the applicable advance rates.  As such, the 50% FILO IP Advance Rate is effective through May 24, 2020, then it will decrease to 45% through May 24, 2021, then it will decrease to 40% through May 24, 2022 and then to 35% for the remainder of the FILO Facility term;

•

the definition of “Covenant Compliance Event” to state that, from the effective date of this Second Amendment until May 24, 2021, a Covenant Compliance Event is deemed to have occurred if the Company’s availability under the Revolving Facility at any time is less than the greater of (i) 12.5% of the Revolving Loan Cap (the lesser of the aggregate revolving facility commitments or the borrowing base) and (ii) $7.5 million, and will continue until such time as availability has exceeded the greater of (1) 12.5% of the Revolving Loan Cap and (2) $7,500,000 for 30 consecutive days.  After May 24, 2021 and for the remainder of the FILO Facility term, the percentage of the Revolving Loan Cap is reduced back to 10%; and

•	the definition of Immaterial Subsidiary to include the Company’s Casual Male RBT (U.K.) LLC subsidiary.

The Second Amendment also waived a technical occurrence of an Event of Default under the Credit Facility arising from the Company’s disposition of certain immaterial trademark registrations.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

10.1

Waiver and Second Amendment to Seventh Amended and Restated Credit Agreement dated as of September 5, 2019, by and among Bank of America, N.A., as Administrative Agent and Collateral Agent, the Lenders identified therein, the Company, as Lead Borrower, the Company and CMRG Apparel, LLC, as Borrowers, and the Guarantors identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	September 6, 2019	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

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